As filed with the Securities and Exchange Commission on January 19, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Legacy Ventures International, Inc.

(Exact name of registrant as specified in its Charter)

Nevada		30-0826318
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

2215-B Renaissance Drive

Las Vegas, Nevada 89119

1-800-918-3362

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Legacy Ventures International, Inc.

Attn: Rehan Saeed

2215-B Renaissance Drive

Las Vegas, Nevada 89119

1-800-918-3362

(Name, address, including zip code, and telephone number,

Including area code, of agent for service)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, PC

101 Grovers Mill Road, Suite 200

Lawrenceville, NJ 08648

Phone: 609-275-0400

Fax: 609-275-4511

Approximate date of commencement of proposed sale to the public: from time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class Of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Offering Price	Amount of Registration Fee (3)
Common stock, par value $0.0001 per share	9,250,000	$0.925	8,556,250	861.61

(1) This registration statement covers the resale by our selling shareholders of up to 9,250,000 shares of common stock previously issued to such selling shareholders.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(o) promulgated under the Securities Act of 1933, as amended. Share price determined based upon the average of the bid and asked price quoted on the OTCQB as of January 13, 2016.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) becomes effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION ON JANUARY 19, 2016

LEGACY VENTURES INTERNATIONAL INC.

9,250,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  The common stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is common stock that are shares that have already been issued and are currently outstanding. We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is currently quoted on the OTCQB under the symbol “LGYV.” The last reported sale price of our common stock as reported on the OTC: QB on January 15, 2016 was $1.08 per share.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 to read about factors you should consider before buying shares of our common stock.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: ________________.

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this prospectus, the terms “Legacy Ventures” “Company,” “we,” “us” and “our”, “our company” refer to Legacy Ventures International, Inc.

Overview

We were incorporated on March 4, 2014 under the laws of the State of Nevada. We offered management and consulting services to residential and commercial real estate property owners prior to the acquisition of RM Fresh.

We now operate through our wholly-owned subsidiary RM Fresh, who services food and beverage retailers and distributors who are looking for innovative, trend-setting products across North America and in international markets. With a focus on sustainable, category changing consumables, RM Fresh acquired the rights to distribute an extensive portfolio of highly desirable brands, including Boxed Water, Cleansify, Uncle Si’s Iced Tea, Chef 5-Minute Meals, Gurkha Cigars, Shimla Foods, Aloe Gloe and Arriba Horchata. We are headquartered in Mississauga, Ontario, Canada and offers logistic and warehouse services out of our principal warehouse facility in Mississauga, servicing the greater Toronto area. Through a network of sub-distribution partners across Canada, RM Fresh provides national product distribution and brokerage services. The Company has an emerging focus on the United States and Middle East through the establishment of sub-distribution partners.

On September 30, 2015, we entered into a share exchange agreement with Rehan Saeed, RM Fresh Brands Inc. (“RM Fresh”), and the RM Fresh shareholders, Ron Patel and Mirwan Ferris. Pursuant to the terms of the agreement, the Company issued an aggregate of 2,000,000 shares of its common stock to the RM Fresh shareholders in exchange for all the issued and outstanding shares of RM Fresh. The principals of RM Fresh, Ron Patel and Mirwan Ferris, remain as officers and directors of RM Fresh.

In connection with the share exchange agreement, the Company entered into a share cancellation agreement with Rehan Saeed whereby Mr. Saeed, owning an aggregate of 37,800,000 shares of the Company’s common stock, agreed to cancel 25,800,000 shares, and to transfer an aggregate of 10,000,000 shares of common stock to the RM Fresh executives and their affiliates.

In addition, RM Fresh entered into executive management agreements with (1) Shadon Global Inc., for the services of Ron Patel and (2) Ferris Brand Management Inc., for the services of Mirwan Ferris. Pursuant to the agreements, the RM Fresh executives will be responsible for the day-to-day operations of RM Fresh and shall direct the business of RM Fresh in its sole discretion and in the best interests of RM Fresh, including but not limited to with respect to selection of products for distribution, employment or engagement of personnel, engagement of professional assistance, including without limitation legal and accounting professionals. In exchange, the RM Fresh executives shall be entitled to receive an annual base salary of one hundred thousand dollars ($100,000) and an annual bonus equal to 2.5% of the annual gross sales of RM Fresh.

In July 2014, we completed a Regulation S offering in which we sold 1,600,000 shares of common stock to 32 investors, at a price per share of $0.01 per share for an aggregate offering price of $16,000.

Where You Can Find Us

The Company's principal executive office and mailing address is 2215-B Renaissance Drive, Las Vegas, Nevada 89119. Our telephone number is 1-800-918-3362.

1

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

2

The Offering

Common stock offered by selling security holders	9,250,000 shares of common stock.

Common stock outstanding before the offering	28,857,000 shares of common stock.

Common stock outstanding after the offering	28,857,000 shares of common stock.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act (iii) or we decide at any time to terminate the registration of the shares at our sole discretion.

Trading Market	Our common stock is currently quoted on the OTCQB under the symbol “LGYV.”

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of common stock covered by this prospectus.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

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RISK FACTORS

The shares of our common stock being offered for sale are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this registration statement. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risks Related to Our Business

WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR GROWTH STRATEGY ON A TIMELY BASIS OR AT ALL.

Our future success depends, in large part, on our ability to implement our growth strategy, including expanding distribution our products in the United States and other international markets, attracting new consumers to our brand, introducing new products and product line extensions and expanding into new markets. Our ability to implement this growth strategy depends, among other things, on our ability to:

●	enter into distribution and other strategic arrangements with retailers and other potential distributors of our products;

●	continue to effectively compete in specialty channels;

●	secure shelf space in the stores of our retail partners;

●	increase our brand recognition by effectively implementing our marketing strategy and advertising initiatives;

●	expand and maintain brand loyalty;

●	develop new products and product line extensions that appeal to consumers;

●	maintain and, to the extent necessary, improve our high standards for product quality, safety and integrity;

●	maintain sources for the required supply of quality raw ingredients to meet our growing demand;

●	successfully ramp up operations at our Heartland facility; and

●	identify and successfully enter and market our products in new geographic markets and market segments.

We may not be able to successfully implement our growth strategy and may need to change our strategy. If we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful, our business, financial condition and results of operations may be materially adversely affected.

LIMITED OPERATING HISTORY

The Company was formed on March 4, 2014. Prior to the acquisition of RM Fresh in September 2015, the Company had minimal operations upon which an evaluation of the Company and its prospects could be based. There can be no assurance that management of the Company will be successful in completing the Company's business development, implementing the corporate infrastructure to support operations at the levels called for by the Company's business plan, devising a marketing plan to successfully reach investors or that the Company will generate sufficient revenues to meet its expenses or to achieve or maintain profitability.

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OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

The audited financial statements included in the registration statement have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of securities.

Based on our financial history since inception, in their report on the financial statements for the period from March 4, 2014 (inception) to July 31, 2014, our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has generated no revenue.

There can be no assurance that we will have adequate capital resources to fund planned operations or that any additional funds will be available to us when needed or at all, or, if available, will be available on favorable terms or in amounts required by us. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

NEED FOR FINANCING

We largely depend on additional capital to implement our business plan and support our operations. Currently, we have no established bank-financing arrangements. Therefore, it is likely we will need to seek additional financing through future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners. We have no current plans for additional financing.

We cannot assure you that we will be able to raise the working capital as needed on terms acceptable to us, if at all. The sale of additional equity securities will result in dilution to our shareholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations.

If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

ADVERSE EFFECT TO YOUR INTEREST UPON ADDITIONAL FINANCING

If we raise additional capital subsequent to this offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our common stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

SIGNIFICANT ADVERSE IMPACT TO OUR CAPITAL RESERVE OF ANY LIABLE UNINSURED CLAIM

We do not have any insurance to cover potential risks and liabilities, including, but not limited to, injuries or economic losses arising out of or relating to our omission or errors in providing our services. Even if we decide to obtain insurance coverage in the future, it is possible that: (1) we may not be able to get enough insurance to meet our needs; (2) we may have to pay very high premiums for the additional coverage; (3) we may not be able to acquire any insurance for certain types of business risk; or (4) we may have gaps in coverage for certain risks. We may be exposed to potential uninsured claims for which we could have to expend significant amounts of capital. Consequently, if we were found liable for a significant uninsured claim in the future, we may be forced to expend a significant amount of our capital to resolve the uninsured claim.

DEPENDENCE ON KEY PERSONNEL

The Company will be dependent on its key executive, President and Chief Executive Officer, Evan Clifford, and Chief Financial Officer and Director, Rehan Saeed, for the foreseeable future. The loss of the services from Mr. Clifford and/or Mr. Saeed could have a material adverse effect on the operations and prospects of the Company. Mr. Clifford and Mr. Saeed are expected to handle all marketing and sales efforts and manage the operations of the Company. At this time, the Company does not have an employment agreement with Mr. Clifford or Mr. Saeed, though the Company may enter into such an agreement with them on terms and conditions usual and customary for its industry. The Company does not currently have "key man" life insurance on its executives.

5

DIFFICULTIES IN EFFECTING SERVICE OF PROCESS

Our President and Chief Executive Officer, Evan Clifford, and Chief Financial Officer and Director, Rehan Saeed, reside in Canada and thus, outside of the United States. Therefore, shareholders may have difficulty effecting service of process against them. It would be expensive, difficult and time consuming for U.S. stockholders to effect service of process within the United States on our officers and director, enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officer and director,  enforce judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against our officers and directors, and bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers and directors. These difficulties could have the effect of negating an investor or shareholders ability to enforce his or her legal rights against our officers and directors.

INDEMNIFICATION AND LIMITATION OF LIABILITY

The Company’s Certificate of Incorporation and By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Nevada or other applicable law. These provisions eliminate the liability of directors to the Company and its shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Nevada law, however, such provisions do not eliminate the personal liability of a director for (i) breach of the director’s duty of loyalty, (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law, (iii) payment of dividends or repurchases of stock other than from lawfully available funds, or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

DISRUPTIONS IN THE NATIONAL AND GLOBAL ECONOMIES

Disruptions in the Canadian national and global economies may result in high unemployment rates and declines in consumer confidence and spending.  If such conditions occur, they may result in significant declines in the retail industry, which could directly affect the demand of our services.  There can be no assurance that government responses to the disruptions will be able to restore investor confidence.  Disruptions in the national and global economies therefore may adversely impact our revenues, results of operations, business and financial condition.

Risks Related to Our Common Stock

LIMITED PUBLIC TRADING MARKET

There is no active public trading marketing for our common stock and there can be no assurance that one will ever develop. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers for our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

WE WILL CONTINUE TO INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY.

As a public company, we will continue to incur increased legal, accounting and other costs not incurred as a private company. The Sarbanes-Oxley Act of 2002 and related rules and regulations of the SEC and NYSE MKT regulate the corporate governance practices of public companies. We expect that compliance with these requirements will increase our expenses and make some activities more time consuming than they have been in the past when we were a private company. Although we are currently unable to estimate these increased costs with any degree of certainty, such additional costs going forward could negatively impact our financial results.

FAILURE TO MAINTAIN EFFECTIVE INTERNAL CONTROL OVER FINANCIAL REPORTING IN ACCORDANCE WITH SECTION 404 OF THE SARBANES-OXLEY ACT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND STOCK PRICE.

As a public company, we are required to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Internal control over financial reporting is complex and may be revised over time to adapt to changes in our business, or changes in applicable accounting rules. We cannot assure you that our internal control over financial reporting will be effective in the future or that a material weakness will not be discovered with respect to a prior period for which we had previously believed that internal controls were effective. If we are not able to maintain or document effective internal control over financial reporting, our independent registered public accounting firm will not be able to certify as to the effectiveness of our internal control over financial reporting. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis, or may cause us to restate previously issued financial information, and thereby subject us to adverse regulatory consequences, including sanctions or investigations by the Securities and Exchange Commission (the “SEC”), or violations of applicable stock exchange listing rules. There could also be a negative reaction in the financial markets due to a loss of investor confidence in us and the reliability of our financial statements. Confidence in the reliability of our financial statements is also likely to suffer if we or our independent registered public accounting firm reports a material weakness in our internal control over financial reporting. This could materially adversely affect us by, for example, leading to a decline in our share price and impairing our ability to raise capital, if and when desirable.

6

NOT LIKELY TO PAY DIVIDENDS

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

SUBJECT NOW AND IN THE FUTURE TO THE SEC’S “PENNY STOCK” RULES

Our common stock has recently traded at less than $5.00 per share and is therefore subject to the Securities and Exchange Commission’s (“SEC”) penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

MANAGEMENT’S LACK OF PUBLIC COMPANY EXPERIENCE

Our management lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our management has limited experience in managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our reports are not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions. Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.”  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

DETERMINATION OF OFFERING PRICE

The prices at which the shares or common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the selling security holders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

DILUTION

The common stock to be sold by the selling stockholders provide in the “Selling Security Holders” section is common stock that is currently issued. Accordingly, there will be no dilution to our existing stockholders.

8

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTCQB under the symbol “LGYV.” There has been no active public trading market for our common stock.

Holders of Capital Stock

As of January 11, 2016, we had 35 holders of our common stock, which number does not reflect beneficial stockholders who hold their stock in nominee or “street” name through various brokerage firms.

Stock Option Grants

We do not have a stock option plan in place and have not granted any stock options at this time.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors has the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and any other factors that our Board of Directors deems relevant.

Recent Sales of Unregistered Securities

None.

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DESCRIPTION OF BUSINESS

Overview

We were incorporated on March 4, 2014 under the laws of the State of Nevada. We offered management and consulting services to residential and commercial real estate property owners prior to the acquisition of RM Fresh.

We now operate through our wholly-owned subsidiary RM Fresh, who services food and beverage retailers and distributors who are looking for innovative, trend-setting products across North America and in international markets. With a focus on sustainable, category changing consumables, RM Fresh acquired the rights to distribute an extensive portfolio of highly desirable brands, including Boxed Water, Cleansify, Uncle Si’s Iced Tea, Chef 5-Minute Meals, Gurkha Cigars, Shimla Foods, Aloe Gloe and Arriba Horchata. RM Fresh offers logistic and warehouse services out of our principal warehouse facility in Mississauga, Canada, servicing the greater Toronto area. Through a network of sub-distribution partners across Canada, RM Fresh provides national product distribution and brokerage services. The Company has an emerging focus on the United States and Middle East through the establishment of sub-distribution partners.

Acquisition of RM Fresh Brands Inc.

On September 30, 2015, we entered into a share exchange agreement with Rehan Saeed, RM Fresh Brands Inc. (“RM Fresh”), and the RM Fresh shareholders, Ron Patel and Mirwan Ferris. Pursuant to the terms of the agreement, the Company issued an aggregate of 2,000,000 shares of its common stock to the RM Fresh shareholders in exchange for all the issued and outstanding shares of RM Fresh. The principals of RM Fresh, Ron Patel and Mirwan Ferris, remain as officers and directors of RM Fresh.

In connection with the share exchange agreement, the Company entered into a share cancellation agreement with Rehan Saeed whereby Mr. Saeed, owning an aggregate of 37,800,000 shares of the Company’s common stock, agreed to cancel 25,800,000 shares, and to transfer an aggregate of 10,000,000 shares of common stock to the RM Fresh executives and their affiliates.

In addition, RM Fresh entered into executive management agreements with (1) Shadon Global Inc., for the services of Ron Patel and (2) Ferris Brand Management Inc., for the services of Mirwan Ferris. Pursuant to the agreements, the RM Fresh executives will be responsible for the day-to-day operations of RM Fresh and shall direct the business of RM Fresh in its sole discretion and in the best interests of RM Fresh, including but not limited to with respect to selection of products for distribution, employment or engagement of personnel, engagement of professional assistance, including without limitation legal and accounting professionals. In exchange, the RM Fresh executives shall be entitled to receive an annual base salary of one hundred thousand dollars ($100,000) and an annual bonus equal to 2.5% of the annual gross sales of RM Fresh.

Industry Overview

The demand for bottled war is continually rising; there are over 100 different brands of water within Canada, with only a few without plastic packaging (one of which has no retail presence apart from online). Every year bottled water chips away at what Canadians are consuming. From 1999 to 2009 per capita consumption increased 107.3%. Taking into account this study is almost seven years old it is safe to say this number has and will increase significantly.

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Figure 2: Share of Canadian Non-Alcoholic Beverage Market by Volume, 2009

Currently Coca Cola’s Dasani, Pepsis Aquafina and Nestlé’s Pure Life hold 10.2%, 9.6% and 9.3% respectively. These three major players hold the largest market share. Bottled water has taken itself from being 14.4% of the U.S beverage market in 2009 to 17.8% in 2014. By the end of 2016 bottled water is going to surpass all other beverages consumed in the U.S according to the International Bottled Water Association. The future is bright for the still water industry and Boxed Water is prepared to grow alongside it.

Our Strategy

Every product has a life cycle. We believe that plastic packaging for water bottles is near its end. In the same way glass became an inefficient packaging method, plastic is now on its last legs. The world has begun to notice the toll materials like plastic are taking on the planet and have begun to take action. Various forward thinking towns, municipalities and private campuses have banned the sale of plastic water bottles. San Francisco, California, Bundanoon, New South Wales (Australia), Toronto’s Parks and Park Facilities and many Universities and Colleges across North America to name a few. It is simply a matter of time before an evolutionary like adaption takes place within the packaging aspect for the multi-billion dollar bottled water industry and Legacy Ventures is positioning itself to be the front-runner for the distribution of this innovative product. Boxed Water is a prime example of the genre of disruptive products we will be looking to acquire going forward.

In addition to being an eco-friendly, multi product company, we also operate with low overhead. The current business model acquires businesses that have proven value, products and are already cash flow positive even after debt servicing is taken into account (verify with prospectus numbers, reword, omit if necessary). Cash flow is the life-blood of any business and this is another of the founding principles we strive to maintain.

Turnkey Partnership Approach:

-	Stratagems: product strategy planning, pricing, sales and marketing, competitive analysis
-	Logistics: procurement and transportation of product from manufacturer to distributor.
-	Warehousing: inventory control and product warehousing.
-	Placement: distribution targeting, listing negotiating with retail outlets
-	Marketing: brand activation, advertising, social media, display optimization
-	Reach: understanding product and its place.
-	Sustainment: brand and customer relationship sustainment strategy.

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As new acquisitions, products and partnerships arise they will be easily assimilated into the turnkey systems already set in place. With less initial growing pains and shortened learning curve the expectations on revenue generation can be expedited. Streamlining the process provides our future professional partners and investors with confidence in our abilities based on our turnkey systems track record. Having a strong logistics strategy enables domestic and overseas distribution partnerships. Legacy Ventures has an experienced team that will apply tried and tested marketing, sales, transportation, sustainment and inventory control techniques to increase sales growth from product inception to maturation.

Products and Services

The world’s current and future environmental issues are drawing more and more government, social and investor attention. International, federal and municipal regulations are creating new opportunities for businesses that cater to a “green” oriented business model. Therefore, any disruptive product related to the environment can be leveraged for optimal revenues for our shareholders and harmoniously help prolong a healthy planet for our children and their children’s children.

Through the acquisition of RM Fresh in September 2015, we acquired the rights to distribute Boxed Water within Canada. Boxed Water is currently owned by Boxed Water is Better, LLC. We acquired the distribution rights only. We also acquired a portfolio of other desirable brands including: Cleansify, Uncle Si’s Iced Tea, Chef 5-Minute Meals, Gurkha Cigars, Shimla Foods, Aloe Gloe and Arriba Horchata. These products are currently sold domestically as well internationally and are poised for penetration into untapped markets. Having multiple product lines allows for a varied set of revenue streams as diverse as the products themselves.

•	Boxed Water: five-step filtration boxed package water.

•	Cleansify: a once-a-day, all-natural cleanse supplement with potent nutritional boost.

•	Uncle Si’s Iced Tea: based on Robertson Family’s brewed-to-perfection recipe. It does not contain fake sweeteners, only real cane sugar.

•	Chef 5-Minute Meals: pre-packaged meals that are self heating and shelf stable, no added preservatives or fillers. Requires no refrigeration and/or open flame.

•	Gurkha Cigars: known as the “Rolls Royce” of cigars and is enjoyed by many of the world’s elite, including members of royalty, military, leading government officials and celebrities.

•	Shimla Foods: quality ethnic samosas and pakora products marketed to mainstream supermarkets across North America. It debuts in the Gulf and Europe.

•	Aloe Gloe: all-natural certified organic aloe vera water for people who strive to live a natural and healthy lifestyle.

•	Arriba Horchata: energy drink with culturally familiar cinnamon flabour of Horchata in a portable real diary drink.

Supplier

Currently the Boxed Water is being supplied from facilities located in Grand Rapids Michigan and Utah. Packaging originates in Quebec Canada. There is a potential for a Boxed Water facility within Canada that would greatly benefit Legacy Ventures, cost control, increase economies of scale, improve logistics and benefit the overall bottom line of the company.

Distribution

We mostly use independent third party to distribute our products, including Sysco, Canada’s largest food products distributor to restaurants, healthcare and education facilities. Successful product placement tests have been made within Shoppers Drug Mart Canada’s largest pharmacy chain. Whole foods, Macs, Rabba Fine Foods, Holt Renfrew, Cabana Pool Bar, and many other retailers carry the product currently. We believe that Boxed Water and other products will be widely displayed and sold in major retail outlets within Canada.

We also distribute our products directly to certain grocery stores, drug stores and convenience stores.

Competition

In a saturated $92+ billion dollar water bottle market Boxed Water has differentiated itself with ingenious packaging, branding and marketing. There are currently no large retailers scaling out cardboard packing instead of plastic. There is one very small start-up company (Ice Box Water) with no retail presence apart from offering online orders. A few paper/hemp prototypes and one crowd-funding venture looking to displace the plastic packaging dominated market. These startups/concepts are light years away from rolling out a competitive brand. The competitor with most traction in the local Canadian market is a new start-up brand called Flow Water. They are expanding into some of the major retailers in Canada, which helps increase the awareness around the departure from plastic bottles. The barriers of entry into the plastic water bottle industry keep small companies from rolling out their product lines. The only foreseeable threat to market share are the big brand retailers with the ability to convert from plastic to paper facilities with relative ease, although the benefit for those retailers in aligning with Boxed Water provides those retailers with a greater impact to their customer considering Boxed Water is now one of the worlds most followed consumer water brand on social media sites such as Instagram.

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Competitive Advantages

There are many competitive advantages to Boxed Water over the more dated form of plastic packaging.

Statistics on the environmental impact of plastic water bottles:

-	86% of plastic water bottles end up in landfills in the U.S (18.8 Billion)
-	Each bottle can take up to 700 years to decompose.
-	Cardboard only takes two months to decompose.
-	The energy required to manufacture, transport and dispose of plastic bottles in the United States is between 15-17 million barrels of oil each year.
-	BPA’s leach into foods and liquids that are stored in plastic. Which is essentially a poison that affects human hormones, carries the potential for other side effects as well as permanently injures or kills animals that ingest plastic debris.
-	It is estimated that one tenth of all plastic that is created every year eventually ends up in one of our oceans, including millions of plastic water bottles.
-	The Great Pacific Garbage Patch is a huge swath of plastic and other discarded materials in the Pacific Ocean, and has been estimated to be as large, or larger than, the land mass of Canada.
-	24 million gallons of oil are needed to produce a billion plastic bottles. If you were to fill one quarter of a plastic water bottle with oil, you would be looking at roughly the same amount used to produce that bottle.
-	U.S landfills are overflowing with 2 million tons of discarded water bottles alone.
-	The average American only recycles approximately 38 of the 167 disposable water bottles consumed (23%).
-	93% of people tested positive for BPA
-	Plastic waste constitutes approximately 90 percent of all trash floating on the ocean’s surface, with 46,000 pieces of plastic per square mile. It constitutes 80% of pollution that enters the ocean from the land.
-	More plastic was produced in the last ten years than in the entire 20th century.

Eco-Friendly Packaging:

One of the most recognizable selling points is the eco-friendly packaging. If the renewable/low carbon footprint environmental policies continue (plastic bottle bans, BPA free, etc.), Boxed Water will be one of the only viable solutions to plastic packaging. The “green” movement is gaining momentum, as global warming, pollution and reducing our dependency on fossil fuels are becoming an international initiative. This places Boxed Water at a strategic advantage being the first solution of its kind to combat the excessive waste created from plastic water bottles. Reducing the energy required to provide convenient water on the go to the shelves and limiting the carbon footprint left behind are big selling points to many prospective buyers. Positive press and statistics related to a disruptive product of this nature will sway conscientious consumers to select the environmentally friendly alternative out of the myriad of plastic options.

First Mover Advantage:

By being the original company to successfully provide the first option to consumers that reduces the industries carbon footprint with innovative ecological packaging, it allows Boxed Water to secure a foothold in a sustainable mature multi billion-dollar market. This first mover advantage gives Legacy Ventures the potential to generate substantial revenues even if it only grabs a small market share.

Brand Identity:

By being the first of its kind and differentiating itself, Boxed Water has created a brand identity within the mind of its current and future customers. The iconic black and white block writing and slogan “Boxed Water Is Better” are easily recognizable to consumers. Clean and bold aesthetics combined with innovative packaging have gone a long way to create a memorable image in the minds of consumers.

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Healthy Option:

Today’s society is faced with an epidemic of obesity related diseases. Healthy options like water as opposed to sugary drinks are in great demand, hence the $92+ billion dollar water bottle market. BPA/BPS free packaging is an advantage of Boxed Water as research on the harmful effects is forcing consumers to look for other options. Boxed Water has placed itself between two of the most powerful social movements going on today; saving the environment and healthy living. Socially responsible companies with healthy products are in an advantageous position to cater to the new age of consumers who care about these issues.

High-end trending product:

Apart from the novelty aspect of being packaged in a cardboard carton, Boxed Water has an association with success and luxury. With a higher price point than many water bottles on the market there is an automatic higher end value placed upon the product. Luxury and trending locations like Holt Renfrew and Cabana Pool Bar are by association adding value to the brand. Celebrity endorsements and association have a trickle down effect in regards to the popularity of a product. With the rise of Internet and social media marketing the ability for a product to go viral seemingly overnight has become a reality.

When somebody sees or hears Boxed Water the branding themes that are personified in the mind of the consumer are eco-friendly, bold aesthetic visuals, a healthy solution and an association with luxury. Those crucial selling points cleverly embodied into Boxed Water’s branding is what is going to make Boxed Water a game changer.

Employees

We currently have 2 full-time employees.

DESCRIPTION OF PROPERTY

The Company’s principal executive office and mailing address is 2215-B Renaissance Drive, Las Vegas, Nevada 89119. Our operating office in Canada is 601-5770 Hurontario St, Mississauga, ON L5R 3G5, Canada.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The information set forth in this Management's Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, among others (i) expected changes in our revenue and profitability, (ii) prospective business opportunities and (iii) our strategy for financing our business. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as “believes”, “anticipates”, “intends” or “expects”. These forward-looking statements relate to our plans, liquidity, ability to complete financing and purchase capital expenditures, growth of our business including entering into future agreements with companies, and plans to successfully develop and obtain approval to market our product. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this Quarterly Report should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

We assume no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting forward-looking statements.

Our revenues and results of operations could differ materially from those projected in the forward-looking statements as a result of numerous factors, including, but not limited to, the following: the risk of significant natural disaster, the inability of the our company to insure against certain risks, inflationary and deflationary conditions and cycles, currency exchange rates, and changing government regulations domestically and internationally affecting our products and businesses.

You should read the following discussion and analysis in conjunction with the Financial Statements and Notes attached hereto, and the other financial data appearing elsewhere in this prospectus.

US Dollars are denoted herein by “USD”, "$" and "dollars".

Overview

We were incorporated on March 4, 2014 under the laws of the State of Nevada. We offered management and consulting services to residential and commercial real estate property owners prior to the acquisition of RM Fresh.

We now operate through our wholly-owned subsidiary RM Fresh, who services food and beverage retailers and distributors who are looking for innovative, trend-setting products across North America and in international markets. With a focus on sustainable, category changing consumables, RM Fresh acquired the rights to distribute an extensive portfolio of highly desirable brands, including Boxed Water, Cleansify, Uncle Si’s Iced Tea, Chef 5-Minute Meals, Gurkha Cigars, Shimla Foods, Aloe Gloe and Arriba Horchata. We are headquartered in Mississauga, Ontario, Canada and offers logistic and warehouse services out of our principal warehouse facility in Mississauga, servicing the greater Toronto area. Through a network of sub-distribution partners across Canada, RM Fresh provides national product distribution and brokerage services. The Company has an emerging focus on the United States and Middle East through the establishment of sub-distribution partners.

On September 30, 2015, we entered into a share exchange agreement with Rehan Saeed, RM Fresh Brands Inc. (“RM Fresh”), and the RM Fresh shareholders, Ron Patel and Mirwan Ferris. Pursuant to the terms of the agreement, the Company issued an aggregate of 2,000,000 shares of its common stock to the RM Fresh shareholders in exchange for all the issued and outstanding shares of RM Fresh. The principals of RM Fresh, Ron Patel and Mirwan Ferris, remain as officers and directors of RM Fresh.

In connection with the share exchange agreement, the Company entered into a share cancellation agreement with Rehan Saeed whereby Mr. Saeed, owning an aggregate of 37,800,000 shares of the Company’s common stock, agreed to cancel 25,800,000 shares, and to transfer an aggregate of 10,000,000 shares of common stock to the RM Fresh executives and their affiliates.

In addition, RM Fresh entered into executive management agreements with (1) Shadon Global Inc., for the services of Ron Patel and (2) Ferris Brand Management Inc., for the services of Mirwan Ferris. Pursuant to the agreements, the RM Fresh executives will be responsible for the day-to-day operations of RM Fresh and shall direct the business of RM Fresh in its sole discretion and in the best interests of RM Fresh, including but not limited to with respect to selection of products for distribution, employment or engagement of personnel, engagement of professional assistance, including without limitation legal and accounting professionals. In exchange, the RM Fresh executives shall be entitled to receive an annual base salary of one hundred thousand dollars ($100,000) and an annual bonus equal to 2.5% of the annual gross sales of RM Fresh.

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In July 2014, we completed a Regulation S offering in which we sold 1,600,000 shares of common stock to 32 investors, at a price per share of $0.01 per share for an aggregate offering price of $16,000.

Results of Operations

For the Three Months Ended September 30, 2015

As of September 30, 2015, the Company conducted limited operations since inception. No revenue has been generated by the Company from March 4, 2014 (Inception) to September 30, 2015. The Company's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses, has experienced losses from operations, and it does not have a source of revenue. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

Revenues

We had no revenue for the three months ended September 30, 2015 and 2014, respectively.

Expenses

Our total expenses were $1,453,966 and $65,879 for the three months ended September 30, 2015 and 2014, respectively. The increase is primarily due to an increase of $1,394,135 for impairment of goodwill as a result of the acquisition of RM Fresh (as fully describe in Note 5 to the consolidated financial statements) and increase of $2,020 in bank fees offset by a decrease of $8,068 in professional fees and general expenses.

Translation Adjustment

Translation adjustment as a result of the currency exchange rate between U.S. Dollar and Canadian Dollar was $6,704 for the three months ended September 30, 2015, compared to $7 for the three months ended September 30, 2014.

Comprehensive Loss

We reported a comprehensive loss of $1,460,670 and $65,886 for the three months ended September 30, 2015 and 2014, respectively. The increase is primarily due to a significant increase in expense due to impairment of goodwill as a result of the acquisition of RM Fresh Brand Inc. as explained above.

For the Fiscal Year ended June 30, 2015

The Company has not conducted any active operations since inception. No revenue has been generated by the Company from March 4, 2014 (Inception) to June 30, 2015. The Company's financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses, has experienced losses from operations, and it does not have a source of revenue. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

For the year ended June 30, 2015, the Company had a net loss of $104,142, comprising professional fees of $103,781, bank charges of $177 and general expenses of $184. Professional fees mainly comprise $49,680 relating to the issuance of 5,400,000 shares to a founder member valued at the most recent private placement price, $3,680 relating to the issuance of 400,000 shares to a consultant valued at the most recent private placement price, $12,897 related to DTC Eligibility and Consultation Services and $37,524 relating to the lawyer’s fees, auditor’s review and audit fees and edger agent fees.

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Liquidity and Capital Resources

As of September 30, 2015, we had cash balance of $58,365. As of June 30, 2015, we had cash balance of $3,380. Increase in cash is mainly due to proceeds from issuance of convertible notes of $180,000.

The following is a summary of the Company's cash flows provided by (used in) operating, investing, and financing activities for the three months ended September 30, 2015 and 2014 respectively:

	For the three months ended September 30, 2015 $	For the three months ended September 30, 2014 $
Net Cash Used in Operating Activities	(55,283)	(12,837)
Net Cash Provided by Investing Activities	3,671	—
Net Cash Provided by Financing Activities	113,301	9,183
Net Increase (Decrease) in Cash and Cash Equivalents	61,689	(3,654)

Net Cash Used in Operating Activities

For the three months ended September 30, 2015, net cash used in operating activities was $55,283, primarily attributable to our net loss of $1,453,966 adjusted by impairment of goodwill of $1,394,135, increase of $1,343 in prepaid expenses, and increase of $3,205 in accrued expenses and other liabilities.

For the three months ended September 30, 2014, net cash used in operating activities was $12,837, primarily attributable to our net loss of $65,879 adjusted by issuance of shares for services valued at of $53,360 and decrease of $318 in accrued expenses and other liabilities.

Net Cash Provided by Investing Activities

For the three months ended September 30, 2015, net cash provided by investing activities was $3,671, compared to $nil for the three months ended September 30, 2014. The increase is due to cash acquired as a result of the acquisition of RM Fresh.

Net Cash Provided by Financing Activities

For the three months ended September 30, 2015, net cash provided by financing activities was $113,301, compared to $9,183 for the three months ended September 30, 2014. The increase is mainly attributable to the proceeds from the issuance of convertible notes to certain investors in September 2015.

We have limited assets and have generated no revenues since inception. We are also dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan of seeking a combination with a private operating company. In addition, we are dependent upon certain related parties to provide continued funding and capital resources.

Going Concern

Our unaudited condensed interim consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We have incurred recurring losses from operations and as at September 30, 2015 has accumulated deficit of $1,561,739 which has primarily arisen from a non-cash goodwill impairment charge in the current period. We anticipate that the Company will attain profitable status and improve our liquidity through the acquisition of RM Fresh as explained in Note 5 to our financial statements and continued business development and additional debt or equity investment in the Company. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance that the necessary debt or equity financing will be available, or will be available on terms acceptable to us, in which case we may be unable to meet our obligations. Should we be unable to realize our assets and discharge our liabilities in the normal course of business, the net realizable value of our assets may be materially less than the amounts recorded in the financial statements. The financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary should we be unable to continue in existence.

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Critical Accounting Policies and Estimates

Basis of Presentation and Consolidation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in United States dollars (“USD”).

The Company’s unaudited condensed interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and the rules and regulations of the SEC and are expressed in US dollars. Accordingly, the unaudited condensed interim consolidated financial statements do not include all information and footnotes required by US GAAP for complete annual financial statements. In the opinion of management, the accompanying unaudited condensed interim consolidated financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the year ending June 30, 2016 or for any other interim period. The unaudited condensed interim consolidated financial statements should be read in conjunction with the audited financial statements of the Company and the notes thereto as of and for the year ended June 30, 2015.

The Company’s fiscal year-end is June 30. The parent Company’s functional currency is the US dollar. The subsidiary operates in Canadian dollars. The Company’s reporting currency is the U.S. dollar.

The condensed interim consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary RM Fresh, Inc. All inter-company transactions and balances have been eliminated in preparing the consolidated financial statements.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Areas involving significant estimates and assumptions include inventory valuation reserves, allowance for doubtful account, intangible assets, goodwill, impairment, income taxes, accruals and going concern assessment. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known. Actual results could materially differ from those estimates.

Revenue Recognition

The Company recognizes revenues when they are earned, specifically when all of the following conditions are met:

•	ownership of the goods have been transferred to the customers. Ownership of the goods is transferred to the customers when the good are transferred to a designated carrier in accordance with shipping terms agreed with the customer.

•	there is persuasive evidence that an arrangement exists;

•	there are no significant obligations remaining;

•	amounts are fixed or can be determined; and

•	the ability to collect is reasonably assured.

Goodwill and Identifiable Intangible Assets

Goodwill and other identifiable intangible assets with indefinite lives that are not being amortized, such as trade names, are tested at least annually for impairment and are written down if impaired. Identifiable intangible assets with finite lives are amortized over their estimated useful lives and are reviewed for impairment whenever facts and circumstances indicate that their carrying values may not be fully recoverable. The intangible asset is being amortized over its estimated useful life of 5 years using the straight-line method.

Foreign Currency Translation

The functional currency of the Company is the US dollar. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net income (loss) for the year. The translation gains and losses resulting from the changes in exchange rates are reported in accumulated other comprehensive gain (loss).

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Income Taxes

The Company accounts for under ASC Topic 740 Accounting for Income Taxes. The Company provides for federal and provincial income taxes payable, as well as for those deferred because of the timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-08, "Presentation of Financial Statements and Property, Plant, and Equipment - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity'', which revises what qualifies as a discontinued operation, changes the criteria for determining which disposals can be presented as discontinued operations and modifies related disclosure requirements. This ASU will be effective for the Company for applicable transactions occurring after October 1, 2015. The Company will prospectively apply the guidance to applicable transactions and does not expect adoption to have a material impact on the financial statements.

On May 28, 2014, the FASB issued a new financial accounting standard on revenue from contracts with customers, ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. In July 2015, the FASB voted to approve a one-year deferral of the effective date of ASU 2014-09, which will be effective for the Company in the first quarter of fiscal year 2018 and may be applied on a full retrospective or modified retrospective approach. This ASU will have no impact on the Company until it begins to generate revenue.

In June 2014, the FASB issued Accounting Standards Update ASU 2014-10, “Development Stage Entities”. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had’ been in the development stage. The amendments in this update are applied retrospectively.

On August 27, 2014, the FASB issued a new financial accounting standard on going concern, ASU 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. The standard provides guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern. The amendments apply to all companies and are effective in annual periods ending after December 15, 2016, with early application permitted. The Company is currently evaluating the impact of this accounting standard on its financial statements.

On April 7, 2015, the FASB issued ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs”. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts and the accounting for debt issue costs under IFRS. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments apply to all companies and are effective for public business entities in annual periods ending after December 15, 2015, and interim periods within those fiscal years, with early application permitted. The Company is currently evaluating the impact of this accounting standard on its financial statements.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

19

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of officers and directors as of January 19, 2016. Our executive officers are elected annually by our Board of Directors. Our executive officers hold their offices until they resign, are removed by the Board, or a successor is elected and qualified.

Name	Age	Position
Rehan Saeed	35	Chief Financial Officer and Director
Evan Clifford	34	President and Chief Executive Officer
Matthew Merson	48	Director
Lucie Letellier	55	Director

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Evan Clifford, President and Chief Executive Officer

Mr. Clifford has extensive experience in entrepreneurial start-ups both in the private and public sector. Over the last 15 years, Mr. Clifford has built and maintained extensive relationships throughout many different industries, having earned a platinum record managing some of Canada’s top music artists, while playing a leading role in building one of the world’s foremost electric car companies. He has been a speaker at the world renowned Idea City Conference and throughout the last decade coached selected companies and individuals to achieve personal and professional success.

Mr. Clifford has been served as Marketing Coordinator and is an investor of EEstor Corporation (formerly known as ZENN Motor Company, since 2000. He founded Just Sushi, a sushi Restaurant in Toronto, ON in 2013. Mr. Clifford served as Director of Golden Cross Resources Inc. from 2012 to 2013 and a partner of Forty Four Entertainment from 2012 to 2015. Both are concert production and nightclub management companies. He was also the owner of 44th Parallel, a clothing apparel company, from 2000 to 2003.

Rehan Saeed, Chief Financial Officer and Director

From 2007 to September of 2014, Mr. Saeed has been the Vice President of Product Development of AYA Financial, Inc, where he co-authored a number of white papers for various real estate-related financial products. Mr. Saeed started his career at CIBC-Edulinx, dealing with government sponsored student loans. He worked as an Interest Relief Analyst. Subsequently, he joined UM Financial, Inc. (“UM Financial”), a firm providing residential real estate mortgages and was their first employee. He performed the sales and marketing functions at UM Financial and was instrumental in the rapid growth of the firm from a start-up company to one that manages a real estate mortgage portfolio of nearly $110 million in just two (2) years. Since 2006, Mr. Saeed has been regularly conducting seminars and certificate courses on alternative finance in Canada especially in the area of residential real estate. Mr. Saeed specialized in product structuring and compliance and had vast experience working with individuals of diverse backgrounds.

Mr. Saeed’s formal education in finance and subsequent work experience in financial institutions has given him unique exposure, both in Canada and abroad. Mr. Saeed has written many white papers, most notably an original research white paper on an Interest Free Mortgage Investment Corporation which was presented at the 4-day Banking & Finance Conference held in Toronto in 2007.

Mr. Saeed obtained a Master in Business Administration in Banking and Finance from the International University of Malaysia and a Bachelor of Science in Information Technology from York University in Toronto, Canada.

Matthew Merson, Director

Mr. Merson is a senior sales and marketing executive having spent the last twenty-five years in the branded food and beverage space at; Dannon Yogurt, Sara Lee, Glaceau Vitaminwater, Coca-Cola, Aramark, and ZICO Beverages, LLC. He currently is the Vice President of Sales at Boxed Water is Better, LLC.

For the last decade, Matthew Merson has specialized in the start up space for emerging brands that are disrupting the norm or creating entirely new categories. He thrives on framing out teams that can create strategic plans and objectives that systematically bring brands to life across all channels of sales. He has expertise in all functional areas including operations, finance, marketing, human resources and international sales.

Matthew Merson has a BA in Communications from the State University of New York at Albany and an MBA in Marketing Management from the Lubin Graduate Business School at Pace University in New York.

20

A member of SHFM since 1994, Matthew Merson served on the Board of Directors at the Society for Hospitality and Foodservice Management was Chairperson for the Society’s Foundation. Matthew Merson also sits on the advisory boards of several other food and beverage start up organizations, all in the health and wellness space.

Lucie Letellier, Director

Ms. Letellier is a financial professional specializing in finance and accounting with over 25 years’ experience in public accounting. Her skills include financial reporting, tax compliance, corporate governance and securities laws financial reporting compliance. Ms. Letellier currently serves as chief financial officer of Crestwell Resources (CSE: CER) and CTT Pharmaceuticals (OTCBB: CTTH). She served as Controller of Acculift Flooring Corp. from 2010 to 2010. From 2005 to 2009, Ms. Letellier was the chief financial officer of Paramount Gold and Silver Corp. (NYSE/TSX: PZG) having contributed to the development of the company from a private enterprise through private capital raising and 3 public listings overseeing $30 million in equity financing. Paramount Gold was later acquired by Coeur Mining (NYSE: CDE) for $200 million. During this time she also served as the treasurer for Wind Works Power Corp., f/k/a Ammex Gold Corp.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

21

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us for the years ended June 30, 2015 and 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Rehan Saeed	2015	0	0	0	0	0	0	0	0
CFO (1)	2014	0	0	0	0	0	0	0	0

(1)	Resigned as President and CEO on September 30, 2015.

Option Grants

There are no stock option plans or common shares set aside for any stock option plan.

Long-Term Incentive Plan (“LTIP”) Awards Table

There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors (which currently consists solely of Rehan Saeed) has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity, for the year ended June 30, 2015.

Employment Agreements

Currently, we do not have an employment agreement in place with our officers and directors.

22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the beneficial ownership of our ordinary shares, the sole outstanding class of our voting securities, by (i) each stockholder known to be the beneficial owner of 5% or more of the outstanding ordinary shares of the Company, (ii) each executive officer and director, and (iii) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. ordinary shares subject to options, warrants or convertible securities exercisable or convertible within 60 days as of the date hereof are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person and is based on shares issued and outstanding as of January 19, 2016.

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of the date of our registration statement, of which this prospectus is a part, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possesses sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class (1)
Directors and Officers:
REHAN SAEED 2602 INNISFILL RD. MISSISSAUGA ON L5M 4H9 CANADA	2,000,000	6.93%
EVAN CLIFFORD 319-58 MARINE PARADE DRIVE TORONTO ON M8V 4G1 CANADA	2,000,000	6.93%
Matthew Merson	250,000	*
Lucie Letellier	250,000	*
All Executive Officers and Directors as a group (4 persons)	4,500,000	15.59%

Other 5% shareholders:
ZEESHAN SAEED 3688 STRATTON WOODS CRT MISSISSAUGA ON L5L 4V2 CANADA	1,710,000	5.93%
2155798 ONTARIO LTD 1500 WATERSEDGE RD MISSISSAUGA ON CANADA	1,900,000	6.58%
VICTOR ALTOMARE 16 ISA COURT WOODBRIDGE ON L4H 1J4 CANADA	2,000,000	6.93%
FATIMA KHAN 8717 N MATTOX RD. APT C198 KANSAS CITY MO 64154	2,345,000	8.13%
SAEED UZ ZAFAR KHAN 2602 INNISFIL ROAD MISSISSAUGA ON L5M 4H9 CANADA	2,000,000	6.93%

*	Less than 1%.
(1)	Based on 28,857,000 shares of common stock outstanding as of January 19, 2016.

23

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related Party Transactions

There have been no material transactions, series of similar transactions or currently proposed transactions during 2015 and 2014 in which we were or are to be a party, in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years and in which any director or executive officer or any security holder who is known to us to own of record or beneficially more than 5% of our common stock, or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons, had a direct or indirect material interest.

In March, 2014, Rehan Saeed, who is the President and sole Director at the inception of the Company, took the initiative in forming and organizing the business of the Company. The Company as a result issued 5,400,000 shares of common stock to Mr. Saeed for his contribution of $734 at inception, which he does not intend to be reimbursed.

In March, 2014, Zeeshan Saeed, brother of Mr. Rehan Saeed, assisted in the forming and organizing the business the Company. The Company as a result issued 400,000 shares of common stock to Mr. Saeed for his services rendered.

The Company has been provided office space by Rehan Saeed, an officer and Director of the Company, at $500 Canadian dollars, per month.

Indebtedness of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our common stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us.

Transactions with Promoters

We did not expressly engage a promoter at the time of its formation.

Independence of the Board of Directors

For a director to be “independent” under these standards, the Board must affirmatively determine that the director has no material relationship with us, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. Applying corporate governance standards, and all other applicable laws, rules and regulations, the Board of Directors has determined that none of our directors are independent. This does not constitute an independent board of directors.

24

SELLING SECURITY HOLDERS

The following table sets forth the names of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 19, 2016 and the number of shares of common stock being offered by the selling stockholders. The shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. The selling shareholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock being registered. The selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders. The percentage beneficially owned by the selling securities holders is calculated based on 28,857,000 shares outstanding as of January 19, 2016.

Name	Shares Beneficially Owned Prior to Offering	Percent Beneficially Owned Prior to Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Fatima Khan (1)(2)	2,345,000	8.13%	350,000	1,995,000	6.91%
Bushra Fareed (1)	350,000	*	350,000	0	0%
Husna Fareed (1)	350,000	*	350,000	0	0%
Evan Clifford	2,000,000	6.93%	200,000	1,800,000	6.24%
2155798 Ontario Ltd. (3)	2,000,000	6.93%	2,000,000	0	0%
Saeed Uz Zafar Khan	2,000,000	6.93%	2,000,000	0	0%
Victor Altomare	2,000,000	6.93%	2,000,000	0	0%
Christopher Crupi	1,000,000	3.47%	1,000,000	0	0%
Tracey Logan	1,000,000	3.47%	1,000,000	0	0%
TOTAL	13,045,000	45.21%	9,250,000	3,795,000	13.15%

*	Less than 1%.

(1)	The shares were sold in our private offering pursuant to Regulation S offering sold through July 2014.
(2)	Ms. Khan is the sister of Rehan Saeed, CFO and director of our company.
(3)	Jasbir Gill has voting and dispositive power over the shares held by the selling shareholder.

25

PLAN OF DISTRIBUTION

Each selling stockholder of the shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares covered hereby on the OTC or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling stockholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

26

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

Our authorized share capital consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.  As of the date hereof, 28,857,000 shares of our common stock and no shares of preferred stock were outstanding.

Common Stock

The shareholders of our common stock currently have: (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so. Please refer to the Company’s Articles of Incorporation, by-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of the Board.

If we liquidate or dissolve our business, the shareholders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Preferred Stock

The Company has authority to issue 10,000,000 shares of preferred stock. The Company’s board of directors may issue the authorized preferred stock in one or more series and may fix the number of shares of each series of preferred stock. The board of directors also has the authority to set the voting powers, designations, preferences and relative, participating, optional or other special rights of each series of preferred stock, including the dividend rights, dividend rate, terms of redemption, redemption price or prices, conversion and voting rights and liquidation preferences. Preferred stock can be issued and its terms set by the board of directors without any further vote or action by the Company’s stockholders.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our Board and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

The Company’s transfer agent is VStock Transfer, LLC. Their address is 18 Lafayette Place, Woodmere, New York 11598 and their telephone number at that location is (212) 828-8436.

27

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the common stock being offered pursuant to this registration statement will be passed upon for us by Szaferman, Lakind, Blumstein & Blader, P.C., Lawrenceville, NJ 08648.

The financial statements for the years ended June 30, 2015 and 2014 included in this prospectus and the registration statement have been audited by SRCO Professional Corporation, an independent registered public accounting firm, to the extent and for the periods set forth in their registration statement appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

28

LEGACY VENTURES INTERNATIONAL INC.

29

LEGACY VENTURES INTERNATIONAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

As at September 30, 2015 and June 30, 2015

	As at September 30, 2015	As at June 30, 2015
	(unaudited)	(audited)
	$	$
CURRENT ASSETS
Cash	58,365	3,380
Accounts receivable, no allowance	91,055	—
Inventories	26,636	—
Prepaid expenses	1,875	1,343
Total current assets	177,931	4,723

Goodwill [Note 5]	309,000	—
Intangible assets [Note 5]	469,000	—
TOTAL ASSETS	955,931	4,723

CURRENT LIABILITIES
Accounts payable	21,010	—
Accrued expenses and other liabilities	15,055	11,850
Due to a shareholder [Note 4]	16,324	32,661
Note payable [Note 6]	26,000	—
Loan payable [Note 7]	18,000	—
TOTAL LIABILITIES	96,389	44,511
STOCKHOLDERS' EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no share issued and outstanding as at September 30, 2015 and June 30, 2015, respectively [Note 8]	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 28,180,000 and 51,800,0000 common shares issued and outstanding as at September 30, 2015 and June 30, 2015, respectively [Note 8]	2,818	5,180
Additional paid-in-capital	2,425,265	62,903
Accumulated other comprehensive loss	(6,802)	(98)
Accumulated deficit	(1,561,739)	(107,773)
Total stockholders' equity	859,542	(39,788)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	955,931	4,723

Going concern [Note 2]
Subsequent events [Note 10]

See accompanying notes to the condensed interim consolidated financial statements

F-1

LEGACY VENTURES INTERNATIONAL INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended September 30, 2015	Three months ended September 30, 2014
	(unaudited)	(unaudited)
	$	$

REVENUE	—	—

EXPENSES
Impairment of goodwill [Note 5]	1,394,135	—
Professional fees	57,718	65,602
Bank charges	2,113	93
General expenses	—	184
NET LOSS BEFORE INCOME TAXES	(1,453,966)	(65,879)

Income taxes	—	—
NET LOSS	(1,453,966)	(65,879)

Translation adjustment	(6,704)	(7)

COMPREHENSIVE LOSS	(1,460,670)	(65,886)

LOSS PER SHARE, BASIC AND DILUTED	(0.0281)	(0.0017)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	51,800,000	37,815,556

See accompanying notes to the condensed interim consolidated financial statements

F-2

LEGACY VENTURES INTERNATIONAL INC.

CONDENSED CONSOLIDATED INTERIM STATEMENTS OF CASH FLOWS

	Three months ended September 30, 2015	Three months ended September 30, 2014
	(unaudited)	(unaudited)
	$	$
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	(1,453,966)	(65,879)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of goodwill [Note 5]	1,394,135	—
Issuance of shares for services	—	53,360

Changes in operating assets and liabilities:
Prepaid expenses	1,343	—
Accrued expenses and other liabilities	3,205	(318)
Net cash used in operating activities	(55,283)	(12,837)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired on acquisition [Note 5]	3,671	—
Net cash provided by investing activities	3,671	—

CASH FLOWS FROM FINANCING ACTIVITIES
Due to a shareholder (after adjustment)	(66,699)	—
Proceeds from issuance of common stock	—	9,183
Proceeds from issuance of convertible note	180,000	—
Net cash provided by financing activities	113,301	9,183

Effect of foreign currency translation	(6,704)	(7)

Net increase (decrease) in cash during the period	61,689	(3,654)

Cash, beginning of period	3,380	5,366
Cash, end of period	58,365	1,705

See accompanying notes to the condensed interim consolidated financial statements

F-3

LEGACY VENTURES INTERNATIONAL INC.

Notes to the Condensed Interim Consolidated Financial Statements

As at September 30, 2015 (unaudited)

1. NATURE OF OPERATIONS

Legacy Ventures International Inc. (the “Company”) is a management Company incorporated on March 4, 2014 in the State of Nevada. Upon its recent acquisition of RM Fresh Brands Inc. (formerly Influx Global Media Inc.) [“RM Fresh”], it is engaged in the food and beverage distribution business whose principal place of business is located at 2602 Innisfil Road, Mississauga, Ontario L5M 4H9, Canada.

As explained in Note 5, on September 30, 2015 (the “Closing”), the Company entered into a Share Exchange Agreement (the “Agreement”) with and among RM Fresh and its shareholders. Pursuant to the Agreement, the Company acquired 100% of the issued and outstanding shares of RM Fresh in exchange for the issuance of 2,000,000 shares of the Company’s common stock. As a result of this transaction, RM Fresh became a wholly owned subsidiary of the Company and the former shareholders of RM Fresh owned approximately 7% of the Company’s shares of common stock.

RM Fresh was incorporated on July 29, 2008 under the laws of the Province of Ontario, Canada. RM Fresh is engaged in the business of trading and distribution of food, beverages and body care products.

2. GOING CONCERN

The Company’s unaudited condensed interim consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred recurring losses from operations and as at September 30, 2015 has accumulated deficit of $1,561,739 which has primarily arisen from a non-cash goodwill impairment charge in the current period. Management anticipates the Company will attain profitable status and improve its liquidity through the acquisition of RM Fresh as explained in Note 5 and continued business development and additional debt or equity investment in the Company. The Company’s continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance that the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company, in which case the Company may be unable to meet its obligations. Should the Company be unable to realize its assets and discharge its liabilities in the normal course of business, the net realizable value of its assets may be materially less than the amounts recorded in the financial statements. The financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary should the Company be unable to continue in existence.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The unaudited condensed interim consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in United States dollars (“USD”).

F-4

LEGACY VENTURES INTERNATIONAL INC.

Notes to the Condensed Interim Consolidated Financial Statements

As at September 30, 2015 (unaudited)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Basis of Presentation and Consolidation (continued)

The Company’s unaudited condensed interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information and the rules and regulations of the SEC and are expressed in US dollars. Accordingly, the unaudited condensed interim consolidated financial statements do not include all information and footnotes required by US GAAP for complete annual financial statements. In the opinion of management, the accompanying unaudited condensed interim consolidated financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the year ending June 30, 2016 or for any other interim period. The unaudited condensed interim consolidated financial statements should be read in conjunction with the audited financial statements of the Company and the notes thereto as of and for the year ended June 30, 2015.

The Company’s fiscal year-end is June 30. The parent Company’s functional currency is US dollar and for subsidiary Canadian (“CDN”) dollar. The Company’s reporting currency is U.S. dollar.

The condensed interim consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary RM Fresh, Inc. All inter-company transactions and balances have been eliminated in preparing the consolidated financial statements.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Areas involving significant estimates and assumptions include inventory valuation reserves, allowance for doubtful account, intangible assets, goodwill, impairment, income taxes, accruals and going concern assessment. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known. Actual results could materially differ from those estimates.

Cash

Cash includes cash on hand and balances with banks.

Inventories

Inventories which comprise of finished goods, is valued at the lower of cost and market value, with cost being determined on a first-in, first-out basis. The cost of finished goods consists of purchase price, freight, custom duties and other delivery expenses. Net realizable value is the estimated selling price in the ordinary course of business, less any applicable selling costs. The Company evaluated the carrying value of inventory on a regular basis, taking into account such factors as historical and anticipated future sales compared with quantities on hand and the price the Company expects to obtain for products in market compared with historical cost.

F-5

LEGACY VENTURES INTERNATIONAL INC.

Notes to the Condensed Interim Consolidated Financial Statements

As at September 30, 2015 (unaudited)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenues when they are earned, specifically when all of the following conditions are met:

●	ownership of the goods have been transferred to the customers. Ownership of the goods is transferred to the customers when the good are transferred to a designated carrier in accordance with shipping terms agreed with the customer.
●	there is persuasive evidence that an arrangement exists;
●	there are no significant obligations remaining;
●	amounts are fixed or can be determined; and
●	the ability to collect is reasonably assured.

Accounts Receivable

Accounts receivable are stated at outstanding balances, net of an allowance for doubtful accounts. The allowance for doubtful accounts is established through provisions charged against income. Accounts deemed to be uncollectible are charged against the allowance and subsequent recoveries, if any, are credited to the allowance. Management’s periodic evaluation of the adequacy of the allowance is based on past experience, aging of the receivables, adverse situations that may affect a customer’s ability to pay, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimates that may be susceptible to significant change. Unpaid balances remaining after the stated payment terms are considered past due. The Company routinely assesses the financial strength of its customers and, therefore, believes that its accounts receivable credit risk exposure is limited.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with FASB ASC Topic 705 “Cost of Sales and Services”. Costs related to raw materials purchased, are included in inventory or cost of goods sold, as appropriate. While amounts charged to customers for shipping product are included in revenues, the related outbound freight costs are included in expenses as incurred.

Segment Reporting

The Company operates in one operating segment based on the activities for the Company in accordance with ASC Topic 280-10. Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

Goodwill and Identifiable Intangible Assets

Goodwill and other identifiable intangible assets with indefinite lives that are not being amortized, such as trade names, are tested at least annually for impairment and are written down if impaired. Identifiable intangible assets with finite lives are amortized over their estimated useful lives and are reviewed for impairment whenever facts and circumstances indicate that their carrying values may not be fully recoverable. The identifiable intangible assets are being amortized over its estimated useful lives of 5 years using the straight-line method.

F-6

LEGACY VENTURES INTERNATIONAL INC.

Notes to the Condensed Interim Consolidated Financial Statements

As at September 30, 2015 (unaudited)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (Loss) Per Share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. There were no potentially dilutive shares outstanding as at September 30, 2015 and June 30, 2015.

Foreign Currency Translation

The parent Company’s functional currency is US dollar and for subsidiary Canadian (“CDN”) dollar. The Company’s reporting currency is U.S. dollar. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net income (loss) for the year. The translation gains and losses resulting from the changes in exchange rates are reported in accumulated other comprehensive gain (loss).

Fair Value of Financial Instruments

Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 -	Valuation based on quoted market prices in active markets for identical assets or liabilities.
Level 2 -	Valuation based on quoted market prices for similar assets and liabilities in active markets.
Level 3 -	Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

F-7

LEGACY VENTURES INTERNATIONAL INC.

Notes to the Condensed Interim Consolidated Financial Statements

As at September 30, 2015 (unaudited)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments (continued)

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include due from a shareholder, accounts receivable, accounts payable, accrued expenses and other liabilities, due to shareholders, note payable and loan payable. The Company's cash, which is carried at fair value, is classified as a Level 1 financial instruments. Bank accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through undiscounted future cash flows. If impairment exists based on expected future undiscounted cash flows, a loss is recognized in income. The amount of the impairment loss is the excess of the carrying amount of the impaired asset over the fair value of the asset, typically based on discounted future cash flows. The Company has assessed its long-lived assets and has determined that there is an impairment of goodwill amounting to $1,394,135 as explained in Note 5.

Income Taxes

The Company accounts for under ASC Topic 740 Accounting for Income Taxes. The Company provides for federal and provincial income taxes payable, as well as for those deferred because of the timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

Recently Issued Accounting Pronouncements

In April 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-08, "Presentation of Financial Statements and Property, Plant, and Equipment - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity'', which revises what qualifies as a discontinued operation, changes the criteria for determining which disposals can be presented as discontinued operations and modifies related disclosure requirements. This ASU will be effective for the Company for applicable transactions occurring after October 1, 2015. The Company will prospectively apply the guidance to applicable transactions and does not expect adoption to have a material impact on the financial statements.

On May 28, 2014, the FASB issued a new financial accounting standard on revenue from contracts with customers, ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. In July 2015, the FASB voted to approve a one-year deferral of the effective date of ASU 2014-09, which will be effective for the Company in the first quarter of fiscal year 2018 and may be applied on a full retrospective or modified retrospective approach. This ASU will have no impact on the Company until it begins to generate revenue.

F-8

LEGACY VENTURES INTERNATIONAL INC.

Notes to the Condensed Interim Consolidated Financial Statements

As at September 30, 2015 (unaudited)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)

In June 2014, the FASB issued Accounting Standards Update ASU 2014-10, “Development Stage Entities”. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had’ been in the development stage. The amendments in this update are applied retrospectively.

On August 27, 2014, the FASB issued a new financial accounting standard on going concern, ASU 2014-15, “Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. The standard provides guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern. The amendments apply to all companies and are effective in annual periods ending after December 15, 2016, with early application permitted. The Company is currently evaluating the impact of this accounting standard on its financial statements.

On April 7, 2015, the FASB issued ASU No. 2015-03, “Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs”. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts and the accounting for debt issue costs under IFRS. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments apply to all companies and are effective for public business entities in annual periods ending after December 15, 2015, and interim periods within those fiscal years, with early application permitted. The Company is currently evaluating the impact of this accounting standard on its financial statements.

4. DUE TO A SHAREHOLDER

Amount due to a shareholder is unsecured, interest free and is repayable on demand.

F-9

LEGACY VENTURES INTERNATIONAL INC.

Notes to the Condensed Interim Consolidated Financial Statements

As at September 30, 2015 (unaudited)

5. GOODWILL AND INTANGIBLE ASSETS

Business Acquisition

ASC Topic 805, “Business Combinations” requires that all business combinations be accounted for using the acquisition method and that certain identifiable intangible assets acquired in a business combination be recognized as assets apart from goodwill. ASC Topic 350, “Intangibles-Goodwill and Other” (“ASC 350”) requires goodwill and other identifiable intangible assets with indefinite useful lives not be amortized, such as trade names, but instead tested at least annually for impairment (which the Company tests each year end, absent any impairment indicators) and be written down if impaired. ASC 350 requires that goodwill be allocated to its respective reporting unit and that identifiable intangible assets with finite lives be amortized over their useful lives.

On September 30, 2015 (the “Closing”), the Company entered into a Share Exchange Agreement (the “Agreement”) with and among RM Fresh and its shareholders. Pursuant to the Agreement, the Company acquired 100% of the issued and outstanding shares of RM Fresh in exchange for the issuance of 2,000,000 shares of the Company’s common stock. As a result of this transaction, RM Fresh became a wholly owned subsidiary of the Company and the former shareholders of RM Fresh owned approximately 7% of the Company’s shares of common stock.

This acquisition was accounted for using the acquisition method of accounting. The fair value of assets, liabilities and intangible assets and the purchase price allocation as of the valuation date, which is September 30, 2015 is as follows:

Allocation of Purchase Price
$
Cash	3,671
Accounts receivable	91,055
Inventories	26,636
Prepaid expenses	1,875
Total assets	123,237

Accounts payable	(34,458)
Due to shareholders	(36,914)
Note payable	(26,000)
Loan payable	(18,000)
Total liabilities	(115,372)
Net assets	7,865
Intangible asset acquired
Trade-name	236,000
Customer base/distribution rights	233,000
Total intangible assets acquired	469,000
Goodwill	1,703,135
Total net assets acquired	2,180,000

F-10

LEGACY VENTURES INTERNATIONAL INC.

Notes to the Condensed Interim Consolidated Financial Statements

As at September 30, 2015 (unaudited)

5. GOODWILL AND INTANGIBLE ASSETS (continued)

Business Acquisition (continued)

The purchase consideration of 2,000,000 shares of the Company’s common stock valued as detailed below:

$
Number of common Stock	2,000,000
Market price on the date of issuance	1.09
Fair value of common stock	2,180,000

Goodwill

Goodwill of $309,000 represents the excess of cost over fair value of net assets of RM Fresh acquired, less impairment. Key factors that make up the goodwill created by the transaction include knowledge and experience of the acquired customer base, vendor relationship, workforce and expected synergies from the combination of operations as it pertains to the business of RM Fresh.

The Company test for impairment of goodwill at the reporting unit level. In assessing whether goodwill is impaired, the Company utilize the two-step process as prescribed by ASC 350. The first step of this test compares the fair value of the reporting unit, determined based upon discounted estimated future cash flows, to the carrying amount, including goodwill. If the fair value exceeds the carrying amount, no further work is required and no impairment loss is recognized. If the carrying amount of the reporting unit exceeds the fair value, the goodwill of the reporting unit is potentially impaired and step two of the goodwill impairment test would need to be performed to measure the amount of an impairment loss, if any. In the second step, the impairment is computed by comparing the implied fair value of the reporting unit’s goodwill with the carrying amount of the goodwill. If the carrying amount of the reporting unit’s goodwill is greater than the implied fair value of its goodwill, an impairment loss in the amount of the excess is recognized and charged to statement of operations.

Goodwill amounting to $1,394,135 was immediately impaired based on the implied fair value of goodwill determined based on the enterprise value of the acquiree of approximately $786,000. The discounted cash flow method was used to arrive at the value of the enterprise using following major assumptions:

●	Weighted average cost of capital (discount rate) of 22.36%;

●	Beta 1.23 (risk associated with benefit streams); and

●	Long term growth rate of 2.75%.

Intangible assets

Identifiable intangible assets of $469,000 comprise of fair values of trade-name of $236,000 and customer base/distribution rights of $233,000. Relief from royalty approach was used to arrive at the fair value of trade-name using major assumptions a) 2% royalty rate; b) 10 year life; c) cost to maintain trade name at $2,000 increasing 2.75% annually; and d) discount rate of 21.66%. Multi-Period Excess Earnings Method was used to arrive at the fair value of customer base/distribution rights using major assumptions a) net sales base from years 2015 to 2025; b) retention rate of 85% and c) discount rate of 21.66%.

F-11

LEGACY VENTURES INTERNATIONAL INC.

Notes to the Condensed Interim Consolidated Financial Statements

As at September 30, 2015 (unaudited)

5. GOODWILL AND INTANGIBLE ASSETS (continued)

Intangible assets (continued)

No amortization expense on these intangible assets were recorded for the three months ended September 30, 2015 as these intangible assets were acquired on September 30, 2015. The following table presents the estimated future amortization expense of these identifiable intangible assets:

$
2016	70,350
2017	93,800
2018	93,800
2019	93,800
2020	93,800
2021	23,450
469,000

6. NOTE PAYABLE

Outstanding note payable of $26,000 represents an unsecured promissory note issued on April 1, 2015 bearing interest at 20% per annum repayable within a year from issuance date.

Further, on August 21, 2015 the Company issued $180,000 convertible notes payable bearing interest at 10% p.a. repayable on February 21, 2017. The principal amount and accrued interest were convertible into common stock of the Company at the option of the holder at any time from the date of issuance $1. The Company concluded that there is no beneficial conversion feature determined in accordance with the guidance provided in ASC 470. Accordingly, these notes were recognized as liability at the time of issuance. On September 30, 2015 all the Holders exercised their right to convert the outstanding principal amount of these notes, into shares of the Company’s common stock at a price of $1.00 per share (Note 8).

7. LOAN PAYABLE

Loan payable represents advance from a third party to meet the working capital requirements and is unsecured, interest free and is repayable on demand.

8. STOCKHOLDERS’ EQUITY

COMMON STOCK - AUTHORIZED

As at September 30, 2015, the Company authorized to issue 10,000,000 shares of preferred stock, with a par value of $0.0001 and 100,000,000 shares of common stock, with a par value of $0.0001.

F-12

LEGACY VENTURES INTERNATIONAL INC.

Notes to the Condensed Interim Consolidated Financial Statements

As at September 30, 2015 (unaudited)

8. STOCKHOLDERS’ EQUITY (continued)

COMMON STOCK - ISSUED AND OUTSTANDING

On September 9, 2015, the Board of Directors and Shareholders of the Company approved a Certificate of Amendment to its Articles of Incorporation to increase the par value of Company’s common stock and preferred stock from no par value to $0.0001 per share and approved a 1:7 forward split upon the increase of the par value. As a result, the issued and outstanding shares of common stock of the Company increased from 7,400,000 shares prior to the Forward Split to 51,800,000 shares following the Forward Split.

On September 30, 2015 the Company issued 2,000,000 shares to the former shareholders of RM Fresh pursuant to Share Exchange Agreement as explained in Note 5. Further, the Principal shareholder of the Company agreed to cancel 25,800,000 shares of common stock in accordance with the Cancellation Agreement.

As explained in Note 6, on September 30, 2015 the holders of convertible notes payable exercised their option to convert the notes payable into shares at a price of $1 per share with the resultant issuance of 180,000 shares.

At September 30, 2015, there were 28,180,000 shares of common stock issued and outstanding (June 30, 2015 – 51,800,000 shares of common stock) of which 16,980,000 shares are restricted while 11,200,000 are unrestricted.

The restricted shares have been issued to various parties through private placements, as start up capital or as consideration for professional services. These restricted shares will be available for sale under Rule 144 of the Securities Act of 1933, as amended, when the conditions of Rule 144 have been met.

9. RELATED PARTY TRANSACTIONS AND BALANCES

The Company’s transactions with related parties were, in the opinion of the directors, carried out on normal commercial terms and in the ordinary course of the Company’s business.

Other than disclosed elsewhere in the financial statements, there are no other related party transactions.

10. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to November 23, 2015, the date the unaudited condensed interim consolidated financial statements were issued, pursuant to the requirements of ASC Topic 855 and has determined the following subsequent events:

a)During October, 2015, the Company issued 300,000 shares of common stock in connection with consulting services. The fair value of the services were determined based on market price of the share on the date of issuance.

b)During October, 2015, the Company issued 250,000 shares of common stock to a director as compensation for joining the board of directors. The fair value of the services were determined based on market price of the share on the date of issuance.

c)During October, 2015, the Company issued 32,000 shares of common stock at $1.25 per share for $40,000 cash.

F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Legacy Ventures International Inc.

We have audited the accompanying balance sheets of Legacy Ventures International Inc. [the “Company”] as of June 30, 2015 and 2014, and the related statements of operations and comprehensive loss, stockholder’s deficiency/ equity, and cash flows for the year ended June 30, 2014 and for the period from March 4, 2014 (Inception) to June 30, 2014. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2015 and 2014, and the results of its operations and its cash flows for the year ended June 30, 2014 and for the period from March 4, 2014 (Inception) to June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that Legacy Ventures International Inc. will continue as a going concern. As discussed in Note 3 to the financial statements, Legacy Ventures International Inc. has incurred losses from operations, and it does not have a source of revenue which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Richmond Hill, Canada August 13 , 2015	/s/ SRCO Professional Corporation CHARTERED ACCOUNTANT Authorized to practise public accounting by the Chartered Professional Accountants of Ontario

F-14

LEGACY VENTURES INTERNATIONAL INC.

BALANCE SHEETS

As at June 30, 2015 and 2014

	2015	2014
CURRENT ASSETS
Cash	$3,380	$5,366
Prepaid expenses	1,343	—
Total current assets	4,723	5,366
TOTAL ASSETS	4,723	5,366

LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY

CURRENT LIABILITIES
Accrued liabilities	11,850	2,770
Due to shareholder (Note 6)	31,927	—
Due to a related party (Note 6)	734	734
Total current liabilities	44,511	3,504
TOTAL LIABILITIES	44,511	3,504

STOCKHOLDERS’ (DEFICIENCY) EQUITY
Authorized:
7,500,000 common stock, no par value
Issued and outstanding:
7,400,000 common stock as at June 30, 2015 (June 30, 2014: 600,000 common stock) (Note 5)	68,083	5,540
Accumulated deficit	(107,773)	(3,631)
Accumulated other comprehensive loss	(98)	(47)
Total stockholders’ (deficiency) equity	(39,788)	1,862

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIENCY) EQUITY	$4,723	$5,366

Going concern (Note 3)

Subsequent events (Note 8)

See accompanying notes

F-15

LEGACY VENTURES INTERNATIONAL INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the year ended June 30, 2015 and the period from March 4, 2014 (Inception) to June 30, 2014

	For the	For the
	year ended	period ended
	June 30, 2015	June 30, 2014

REVENUE	$—	$—

EXPENSES
Professional fees	103,781	2,735
Incorporation expenses	—	679
Bank charges	177	35
General expenses	184	182
Total expenses	104,142	3,631
Net loss for the year/period before income taxes	(104,142)	(3,631)
Income taxes	—	—
Net loss for the year/period	(104,142)	(3,631)
Foreign currency translation adjustment	(51)	(47)
COMPREHENSIVE LOSS	$(104,193)	$(3,678)

Loss per share, basic and diluted	$(0.0151)	$(0.0125)

Weighted average number of common stock outstanding, basic and diluted	6,888,767	294,538

See accompanying notes

F-16

LEGACY VENTURES INTERNATIONAL INC.

STATEMENT OF STOCKHOLDER’S DEFICIENCY/ (EQUITY)

For the year ended June 30, 2015 and the period from March 4, 2014 (Inception) to June 30, 2014

				Accumulated
				other
	Common stock		Accumulated	comprehensive
	Shares	Amount	Deficit	loss	Total
Proceeds from issuance of shares	600,000	$5,540	$—	$—	$5,540
Loss for the period	—	—	(3,631)	—	(3,631)
Cumulative translation adjustment	—	—	—	(47)	(47)

As at June 30, 2014	600,000	5,540	(3,631)	(47)	1,862

Proceeds from issuance of shares	1,000,000	9,183	—	—	9,183
Issuance of shares for services	5,800,000	53,360	—	—	53,360
Loss for the year	—	—	(104,142)	—	(104,142)
Cumulative translation adjustment	—	—	—	(51)	(51)

As at June 30, 2015	7,400,000	$68,083	$(107,773)	$(98)	$(39,788)

See accompanying notes

F-17

LEGACY VENTURES INTERNATIONAL INC.

STATEMENTS OF CASH FLOWS

For the year ended June 30, 2015 and the period from March 4, 2014 (Inception) to June 30, 2014

	For the	For the
	year ended	period ended
	June 30, 2015	June 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year/period	$(104,142)	$(3,631)

Adjustments to reconcile net loss to net cash used in operations:
Issuance of shares for services	53,360	—

Changes in operating assets and liabilities:
Prepaid expenses	(1,343)	—
Accrued liabilities	9,080	2,770

Net cash used in operating activities	(43,045)	(861)

INVESTING ACTIVITIES
Due to a related party	—	734
Cash provided by investing activities	—	734

CASH FLOWS FROM FINANCING ACTIVITIES
Due to shareholders	31,927	—
Proceeds from issuance of common stock	9,183	5,540
Net cash provided by financing activities	41,110	5,540

Net (decrease) increase in cash during the year/period	(1,935)	5,413

Effect of foreign currency translation	(51)	(47)

Cash, beginning of the year/period	5,366	—
Cash, end of the year/period	$3,380	$5,366

See accompanying notes

F-18

LEGACY VENTURES INTERNATIONAL INC.

NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Legacy Ventures International Inc. (the “Company”) was incorporated on March 4, 2014 in the state of Nevada. The Company is engaged in the development of a new Real Estate Management Company.

The Company’s principal place of business is located at 2602 Innisfil Road, Mississauga, Ontario L5M 4H9, Canada.

2. BASIS OF PRESENTATION AND MEASUREMENT

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and are expressed in US dollars.

The Company’s fiscal year-end is June 30. The Company’s functional currency is Canadian (“CDN”) dollars. The Company’s reporting currency is the U.S. dollar.

3. GOING CONCERN

The Company's audited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The audited financial statements do not include any adjustment relating to recoverability and classification of recorded amounts of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company has a minimum cash balance available for payment of ongoing operating expenses, has experienced losses from operations, and it does not have a source of revenue. Its continued existence is dependent upon its ability to continue to execute its operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available, or will be available on terms acceptable to the Company.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Areas involving significant estimates and assumptions include accruals and going concern assessment. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known. Actual results could materially differ from those estimates.

Earnings (Loss) Per Share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. There were no potentially dilutive shares outstanding as at June 30, 2015 and 2014.

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LEGACY VENTURES INTERNATIONAL INC.

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments

Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 –	Valuation based on quoted market prices in active markets for identical assets or liabilities.
Level 2 –	Valuation based on quoted market prices for similar assets and liabilities in active markets.
Level 3 –	Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include due to shareholder and related party. The Company's cash, which is carried at fair value, is classified as a Level 1 financial instruments. The accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

Foreign Currency Translation

The Company’s functional currency is the Canadian dollar (“CDN”). The Company translates from the functional currency to U.S. dollars using the current rate method in accordance with FASB ASC 830. The Company uses the U.S. dollar as its reporting currency for consistency with registrants of the Securities and Exchange Commission and in accordance with FASB ASC 830.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date. Any exchange gains and losses would be included in other income (expenses) on the Statement of Operations.

Comprehensive Income (Loss)

ASC 220 “Comprehensive Income” established standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its statement of operations and comprehensive loss. Comprehensive income comprised equity except for those transactions resulting from investments by owners and distribution to owners.

Cash

Cash, includes deposits in banks which are unrestricted as to withdrawal or use.

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LEGACY VENTURES INTERNATIONAL INC.

NOTES TO FINANCIAL STATEMENTS

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the fiscal year in which the temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”) with regards to uncertainty in income taxes. Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its assets and/or liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Recently Issued Accounting Standards

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (FASB) or other standard setting bodies that are adopted by the Company as of the specified effective date.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements - Going Concern, which will require an entity’s management to assess, for each annual and interim period, whether there is substantial doubt about the entity’s ability to continue as a going concern within one year of the financial statement issuance date. The definition of substantial doubt within the new standard incorporates a likelihood threshold of “probable” similar to the use of that term under current GAAP for loss contingencies. Certain disclosures will be required if conditions give rise to substantial doubt. The guidance will be effective for the Company beginning with fiscal year 2017. Early adoption is permitted. The Company is currently evaluating the impact that this amended guidance will have on its financial statements and related disclosures.

On April 7, 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts and the accounting for debt issue costs under IFRS. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments in this Update apply to all companies. They become effective for public business entities in the annual period ending after December 15, 2015, and interim periods within those fiscal years, with early application permitted. The Company is currently evaluating the impact of this accounting standard.

Recently Adopted Accounting Standards

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-10, “Development Stage Entities”. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage.

The Company adopted the new requirements in its financial reporting effective from January 1, 2015.

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LEGACY VENTURES INTERNATIONAL INC.

NOTES TO FINANCIAL STATEMENTS

5. STOCKHOLDERS’ (DEFICIENCY)/EQUITY

COMMON STOCK - AUTHORIZED

As at June 30, 2015, the Company is authorized to issue 7,500,000 shares of common stock, with no par value.

COMMON STOCK - ISSUED AND OUTSTANDING

During May 2014, the Company issued 600,000 shares of common stock for $5,540 cash.

During July 2014, the Company issued 1,000,000 shares of common stock for $9,183 cash.

During August 2014, the Company issued 5,400,000 shares of common stock to its founding member and 400,000 shares of common stock to a consultant for services rendered. These services amounting to $53,360 have been valued based on recent private placement of the Company and is included in professional fees presented in the statements of operations and comprehensive loss.

At June 30, 2015, there were 7,400,000 shares of common stock issued and outstanding (June 30, 2014 – 600,000).

6. RELATED PARTY TRANSACTIONS AND BALANCES

Transactions are considered to be related party transactions if management has the ability to exercise significant control through its ownership of shares and presence on the board of directors. Transactions with related parties are in the normal course of operations and are recorded at the exchange amount, which is the amount of consideration established and agreed upon by the related parties. The amounts due to shareholders and other related party are unsecured, non-interest bearing and are payable on demand.

7. INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

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LEGACY VENTURES INTERNATIONAL INC.

NOTES TO FINANCIAL STATEMENTS

Net deferred tax assets consist of the following components as of June 30, 2015:

Deferred Tax Assets - Non-current:
NOL Carryover	$42,031
Less valuation allowance	(42,031)
Deferred tax assets, net of valuation allowance	$–

At June 30, 2015, the Company had net operating loss carryforwards of approximately $107,773 that may be offset against future taxable income from the year 2016 to 2036. No tax benefit has been reported in the June 30, 2015 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

8. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to August 10, 2015, the date the financial statements were issued, pursuant to the requirements of ASC Topic 855 and has determined that there are no material subsequent events to report.

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LEGACY VENTURES INTERNATIONAL INC.

9,250,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ___________.

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$861.61
Transfer Agent Fees	$1,000
Accounting fees and expenses	$5,000
Legal fees and expense	$5,000
Miscellaneous	$1,138.39
Total	$13,000

All amounts are estimates other than the SEC’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities

We were incorporated in the State of Nevada on March 4, 2014. In connection with the incorporation, we issued 5,400,000 and 400,000 shares of common stock to our founders, Mr. Rehan Saeed and Mr. Zeeshan Saeed, respectively.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares.

In July 2014, we sold through a Regulation S offering a total of 1,600,000 shares of common stock to 32 investors, at a price per share of $0.01 for an aggregate offering price of $16,000. The common stock issued in this offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by provisions of the Regulation S of the Act.

On August 21, 2015, we issued four (4) 10% Convertible Promissory Notes (the “Notes”) in the aggregate principal amount of $180,000 to certain investors. The Notes accrue interest at a rate equal to 10% and have a maturity date of February 21, 2017. The Notes are convertible into Common Stock at a Conversion Price of $1.00 per share. These shares were issued in reliance on the exemption under Section 4(2) of the Act.

On September 9, 2015, the Board of Directors and Shareholders of the Company approved a Certificate of Amendment to its Articles of Incorporation to increase the par value of Company’s common stock and preferred stock from no par value to $0.0001 per share and approved a 1:7 forward split upon the increase of the par value.

On September 30, 2015 the Company issued 2,000,000 shares to the former shareholders of RM Fresh pursuant to Share Exchange Agreement as explained in Note 5. Further, the Principal shareholder of the Company agreed to cancel 25,800,000 shares of common stock in accordance with the Cancellation Agreement.

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On September 30, 2015 the holders of convertible notes payable exercised their option to convert the notes payable into shares at a price of $1 per share with the resultant issuance of 180,000 shares. These securities were issued in reliance on the exemption under Section 4(2) of the Act.

During October 2015, the Company issued 300,000 shares of common stock in connection with consulting services. The fair value of the services was determined based on market price of the share on the date of issuance. These securities were issued in reliance on the exemption under Section 4(2) of the Act.

During October 2015, the Company issued 250,000 shares of common stock to a director as compensation for joining the board of directors. The fair value of the services was determined based on market price of the share on the date of issuance. These securities were issued in reliance on the exemption under Section 4(2) of the Act.

During October 2015, the Company issued 32,000 shares of common stock at $1.25 per share for $40,000 cash. These securities were issued in reliance on the exemption under Section 4(2) of the Act.

In January 2016, the Company issued 92,000 shares of common stock to several investors at a price of $1.25 per share for total proceeds of $115,000. These securities were issued in reliance on the exemption under Section 4(2) of the Act

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1	Share Exchange Agreement between the Company and RM Fresh Brands, Inc., dated September 30, 2015 (2)
2.2	Addendum No. 1 to Share Exchange Agreement between the Company and RM Fresh Brands, Inc., dated as of November 20, 2015 (3)
3.1	Articles of Incorporation (1)
3.2	Certificate of Correction (1)
3.3	Bylaws (1)
5.1	Opinion of Szaferman, Lakind, Blumstein & Blader, P.C. *
10.1	Share Cancellation Agreement, dated September 30, 2015 (2)
10.2	Addendum No. 1 to Share Cancellation Agreement, dated as of November 20, 2015 (3)
10.3	Form of Executive Management Agreement, dated September 30, 2015 (2)
23.1	Consent of SRCO Professional Corporation.
23.2	Consent of Szaferman, Lakind, Blumstein & Blader, P.C. (filed as Exhibit 5.1)

(1)	Incorporated by reference to the registration statement on Form S-1 filed on September 30, 2014.
(2)	Incorporated by reference to the current report on Form 8-K filed on October 7, 2015.
(3)	Incorporated by reference to the quarterly report on Form 10-Q filed on November 23, 2015.
*	To be filed by amendment.

Item 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Toronto, Ontario, Canada on January 19, 2016.

LEGACY VENTURES INTERNATIONAL, INC.

By:	/s/ Evan Clifford
Evan Clifford
President and Chie Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Evan Clifford	President and Chie Executive Officer	January 19, 2016
Evan Clifford

/s/ Rehan Saeed	Chief Financial Officer and Director	January 19, 2016
Rehan Saeed

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